Exhibit 99.1

Peridot Acquisition Corp. Announces Shareholder Approval of Business Combination with Li-Cycle Corp. with Minimal Redemptions

Houston, Texas and Toronto, Ontario - August 5, 2021 – Peridot Acquisition Corp. (“PDAC”) (NYSE: PDAC), today announced the results for the eight proposals considered and voted upon by its shareholders at its extraordinary general meeting on August 5, 2021. PDAC reported that all of the proposals related to the previously announced business combination agreement between PDAC and Li-Cycle Corp. (“Li-Cycle”) were approved by the PDAC shareholders at the extraordinary general meeting. A Form 8-K disclosing the full voting results has been filed with the Securities and Exchange Commission.

Additionally, the deadline for electing redemptions has passed with only approximately 11% of the total shares being redeemed and approximately 89% of funds will remain in PDAC’s trust account as of closing. As a result, Li-Cycle expects to receive approximately $580 million in gross proceeds at the time of the business combination, after giving effect to minimal redemptions.

The closing of the business combination is anticipated to take place on or about August 10, 2021. Following closing of the business combination, the trading of the common stock and warrants of the combined company, called “Li-Cycle Holdings Corp.”, are expected to commence trading on the New York Stock Exchange on or about August 11, 2021 under the ticker symbols “LICY” and “LICY WS”, respectively.

About Li-Cycle Corp.

Li-Cycle is on a mission to leverage its innovative Spoke & Hub Technologies™ to provide a customer-centric, end-of-life solution for lithium-ion batteries, while creating a secondary supply of critical battery materials. Lithium-ion rechargeable batteries are increasingly powering our world in automotive, energy storage, consumer electronics, and other industrial and household applications. The world needs improved technology and supply chain innovations to better manage battery manufacturing waste and end-of-life batteries and to meet the rapidly growing demand for critical and scarce battery-grade raw materials through a closed-loop solution. For more information, visit https://li-cycle.com/.

About Peridot Acquisition Corp.

Peridot is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Peridot’s sponsor is an affiliate of Carnelian Energy Capital Management, L.P., an investment firm that focuses on opportunities in the North American energy space in partnership with best-in-class management teams. For more information, please visit https://peridotspac.com/.

Contacts

Investors Relations: investors@li-cycle.com

Press: media@li-cycle.com

Caution Concerning Forward-Looking Statements

Certain statements contained in this communication may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction involving Li-Cycle and Peridot and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure timely or at all obtain any required regulatory clearances, including under the Hart-Scott Rodino Antitrust Improvements Act; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Li-Cycle and Peridot to consummate the proposed transaction; (iii) the possibility that other anticipated benefits of the proposed transaction will not be realized, and the anticipated tax treatment of the combination; (iv) the occurrence of any event that could give rise to termination of the proposed transaction; (v) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) changes in general economic and/or industry specific conditions; (vii) possible disruptions from the proposed transaction that could harm Li-Cycle’s business; (viii) the ability of Li-Cycle to retain, attract and hire key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Li-Cycle’s financial performance; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak (including COVID-19), as well as management’s response to any of the aforementioned factors; and (xiii) other risk factors as detailed from time to time in Peridot’s filings with the SEC and as described in the “Risk Factors” section of Li-Cycle’s registration statement on Form F-4. The foregoing list of important factors is not exclusive. Neither Li-Cycle nor Peridot can give any assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, neither Li-Cycle nor Peridot undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.